   As filed with the Securities and Exchange Commission on November 15, 2001
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               -------------------

                             Symphonix Devices, Inc.
             (Exact name of Registrant as specified in its charter)

                               -------------------

           Delaware                                             77-0376250
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                            Symphonix Devices, Inc.
                                2331 Zanker Road
                             San Jose, CA 95131-1109
                                 (408) 232-0710

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               -------------------

                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN

                               -------------------

                                  Kirk B. Davis
                             Chief Executive Officer
                             Symphonix Devices, Inc.
                                2331 Zanker Road
                             San Jose, CA 95131-1109
                                 (408) 232-0710
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               -------------------

                                   Copies to:

   Terence J. Griffin                                    Issac J. Vaughn
Chief Financial Officer                         Wilson Sonsini Goodrich & Rosati
Symphonix Devices, Inc.                             Professional Corporation
    2331 Zanker Road                                   650 Page Mill Road
San Jose, CA 95131-1109                               Palo Alto, CA 94304
     (408) 232-0710                                      (650) 493-9300

                               -------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                   Proposed Maximum   Proposed Maximum      Amount of
                                                  Amount to be      Offering Price       Aggregate        Registration
    Title of Securities to be Registered         Registered (1)        Per Share       Offering Price          Fee
------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value issuable under:
  Amended And Restated 1994 Stock Option Plan   2,000,000 shares       $ 0.32(2)         $ 640,000            $ 160
------------------------------------------------------------------------------------------------------------------------
Common stock, $0.001 par value issuable under:
  1997 Employee Stock Purchase Plan               200,000 shares       $ 0.27(3)         $  54,000            $  14
------------------------------------------------------------------------------------------------------------------------
Total Registration Fees:                                                                                      $ 174
========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. This calculation is based on the average of the high and low market prices of a share of common stock on November 9, 2001 as reported on The Nasdaq National Market.

(3) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee. This calculation is based on 85% of the average of the high and low market prices of a share of common stock on November 9, 2001 as reported on The Nasdaq National Market. The purchase price of a share of common stock under the 1997 Employee Stock Purchase Plan is 85% of the fair market value of a share of common stock on the Enrollment Date or on the Exercise Date (as defined in the ESPP), whichever is lower.

================================================================================

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
           The following documents and information filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

                (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 as filed with the Commission on April 2, 2001.

                (b) The Registrant's Amendment No. 1 to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000 as filed with the Commission on September 26, 2001.

                (c) The Registrant's Amendment No. 2 to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000 as filed with the Commission on November 9, 2001.

                (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 as filed with the Commission on May 7, 2001.

                (e) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001 as filed with the Commission on August 3, 2001.

                (f) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 as filed with the Commission on November 13, 2001.

                (g) The Registrant's Current Report on Form 8-K as filed with the Commission on January 30, 2001.

                (h) The Registrant's Current Report on Form 8-K as filed with the Commission on February 12, 2001.

                (i) The Registrant's Current Report on Form 8-K as filed with the Commission on April 9, 2001.

                (j) The Registrant's Current Report on Form 8-K as filed with the Commission on July 2, 2001.

                (k) The description of the Registrant's common stock which is contained in the Registration Statement on Form 8-A filed with the Commission on February 10, 1998 pursuant to
                      Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any description of any securities of the Registrant which is contained in any registration statement filed after the date hereof under
                      Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

                (l) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     The Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

     The Registrant's Bylaws provide that the Registrant shall indemnify to the fullest extent authorized by law each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors or executive officers in the future. The Registrant has also entered into indemnification agreements with J.P. Morgan Capital, L.P. and Patricof & Co. Ventures, Inc., as well as APAX Excelsior VI, L.P. and Patricof Private Investment Club III, L.P., which are affiliates of Patricof & Co. Ventures, Inc. Each of J.P. Morgan Capital, L.P. and Patricof & Co. Ventures, Inc., through its investor affiliates, has beneficial ownership of approximately 45% of the outstanding capital of the registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.



                  [Remainder of Page Intentionally Left Blank]

ITEM 8.  EXHIBITS.

      Exhibit
      Number                        Description of Document
------------------    ----------------------------------------------------------
        4.1(1)        Amended and Restated 1994 Stock Option Plan
        4.2(2)        1997 Employee Stock Purchase Plan
        5.1           Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                      Corporation, with respect to the legality of the securities being registered
       23.1           Consent of PricewaterhouseCoopers LLP, independent
                      accountants
       23.2           Consent of KPMG LLP, independent auditors
       23.3           Consent of Counsel (contained in Exhibit 5.1)
       24.1           Power of Attorney (see page II-5)

       ----------
       (1) Previously filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 filed on November 12, 1999, and incorporated herein by reference.

       (2) Previously filed as Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 filed on November 17, 1997, and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on November 15, 2001.

                                      By:  /s/ Kirk B. Davis
                                           -------------------------------------
                                           Kirk B. Davis
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Kirk B. Davis and Terence J. Griffin, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                                       Title                             Date
------------------------------------------------ ------------------------------------------ ------------------------

 /s/ Kirk B. Davis                               President, Chief Executive Officer and        November 15, 2001
------------------------------------------       Chairman of the Board of Directors
                 Kirk B. Davis                   (Principal Executive Officer)

 /s/ Terence J. Griffin                          Vice President of Finance and Chief           November 15, 2001
------------------------------------------       Financial Officer (Principal Financial
              Terence J. Griffin                 and Accounting Officer)

 /s/ Geoffrey R. Ball                            Director                                      November 15, 2001
------------------------------------------
               Geoffrey R. Ball

 /s/ B.J. Cassin                                 Director                                      November 15, 2001
------------------------------------------
                  B.J. Cassin

/s/ Adele Olivia                                 Director                                      November 15, 2001
------------------------------------------
                 Adele Olivia

/s/ Roger Radke                                  Director                                      November 15, 2001
------------------------------------------
                  Roger Radke

/s/ Martin Friedman                              Director                                      November 15, 2001
------------------------------------------
                Martin Friedman

                                INDEX TO EXHIBITS

   Exhibit
   Number                           Description of Document
-------------     ----------------------------------------------------------
      4.1(1)      Amended and Restated 1994 Stock Option Plan
      4.2(2)      1997 Employee Stock Purchase Plan
      5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                  Corporation, with respect to the legality of the securities being registered
     23.1         Consent of PricewaterhouseCoopers LLP, independent accountants
     23.2         Consent of KPMG LLP, independent auditors
     23.3         Consent of Counsel (contained in Exhibit 5.1)
     24.1         Power of Attorney (see page II-5)
----------
     (1) Previously filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 filed on November 12, 1999, and incorporated herein by reference.

     (2) Previously filed as Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 filed on November 17, 1997, and incorporated herein by reference.